SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             ______________________

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)
                ------------------------------------------------
                                  June 22, 2004

                                NOXSO CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                                    Virginia
                  ---------------------------------------------
                 (State or other jurisdiction of incorporation)

         000-17454                                         54-1118334
 ------------------------                      ---------------------------------
 (Commission file number)                      (IRS employer identification no.)

           1065 South 500 West, Bountiful, Utah            84010
         ----------------------------------------        ----------
         (Address of principal executive offices)        (Zip code)


                                 (801) 296-6976
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                   This document contains a total of 8 pages.

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Item 5.  Other Information

         On June 22, 2004, Noxso Corporation and its wholly owned subsidiary, Advanced Construction and Manufacturing Technologies De Mexico S.A. de C.V. (collectively, the "Company"), entered into an Agreement of Association for Development of Real Property and Construction of Houses in Mexico (the "Agreement") with Constructor and Inmobilaria Cifasa S.A. de C.V. ("CIFASA") and Southwest Management Solutions Corporation ("SMSC"). Under the Agreement, five real estate projects are expected to be developed in and adjacent to the city of Puebla, in the state of Puebla, Mexico. The development and construction of the first four projects have been approved by local authorities for approximately 772 single-family residential houses - comprised of 520 one-bedroom houses in duplex format and 252 three-bedroom houses in duplex format. The fifth project is a multi-phase mixed-use project that is anticipated to include approximately 7,000 single-family residential homes, several commercial sites and school, hospital and shopping center sites.

         Under the Agreement, CIFASA is to provide the real property, together with all development, construction and related `licenses' or permits, and then, enter into certain sales arrangements that provide for guaranteed sales to pre-qualified buyers together with payment for such sales within 3 days of completion of the houses by government-based programs and commercial banks domiciled in Mexico, and, in addition provide other related services. The Agreement provides that the Company is to obtain and provide development and construction financing, provide construction services using the proprietary construction systems of SMSC, staff the development and construction phases of the projects and provide other services. Neither party has in place the required sales guarantees, development or construction financing to complete the projects and there can be no assurance that such guarantees and financing will be available or, if available, that it will be obtained on favorable terms. In addition, the Agreement contemplates that detailed definitive master development and construction agreements relating to the projects will be drafted and executed. Although all parties are in general agreement as to such master development and construction agreements, there can be no assurance that such agreements will be successfully consummated, and, as a result, until such agreements are executed, and the guarantees and financings are achieved, there can be no assurance that the projects will be successfully completed.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         a.       Financial Statements of Businesses Acquired

                  Not applicable.

         b.       Pro Forma Financial Information

                  Not applicable.

         c.       Exhibits

                  Number                   Description
                  ------                   -----------

                  10.1 Agreement of Association for Development of Real Property and Construction of Houses in Mexico, dated June 22, 2004

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                   NOXSO CORPORATION



Date: June 25, 2004                                By  /s/ Richard J. Anderson
                                                      --------------------------
                                                      Richard Anderson
                                                      President and Director